CONFIDENTIAL TREATMENT REQUESTED .  Confidential portions of this document have been redacted and have been separately filed with the Commission.
EXHIBIT 10.16

*****Confidential material redacted and filed separately with the Commission.

FIRST AMENDMENT TO
AMENDED & RESTATED LICENSE AGREEMENT

THE AMENDED & RESTATED LICENSE AGREEMENT, dated March 17, 2008, by and between Panion & BF Biotech, Inc. and Keryx Biopharmaceuticals, Inc. is amended with effect from the 14th day of November, 2008 (the "Effective Date") by amending Section 7.7 to read as follows:

7.7           Production of Clinical Supplies of the Compound.

(a)            Licensor grants Licensee and its Sublicensees the exclusive right, without any restrictions, to manufacture (and have manufactured) the active pharmaceutical ingredient for purposes of developing and supplying the same solely in the Territory, provided that Licensee and its Sublicensees shall bear all costs associated with such production. For the period commencing on the Effective Date of this Amendment and continuing for ***** following Registration in the United States (the "Supply Period"), Licensee and its Sublicensees shall pay to Licensor, in accordance with Article 6 and other applicable provisions of this agreement, if any, a fee (the "Manufacturing Fee") equal to ***** of the manufacturing and procurement cost of all batches of active pharmaceutical ingredient that are manufactured by Licensee and its Sublicensees. For the avoidance of doubt, the Manufacturing Fee shall be payable to Licensor only once in respect of each batch of active pharmaceutical ingredient manufactured during the Supply Period. During the Supply Period, Licensee shall provide to Licensor all invoices for manufacture of active pharmaceutical ingredient at the same time that Licensee provides its quarterly Progress Reports and Licensor shall have inspection rights for those records in accordance with Article 6 and other applicable provisions of this agreement, if any. Licensee agrees that the patent rights licensed by Licensor to Licensee related to the active pharmaceutical ingredient manufacturing technology are the sole proprietary property of Licensor.

(b)           It shall be the responsibility of Licensee and its Sublicensees to ensure that the quality of Clinical Supplies of the Compound in the Territory is in compliance with the standards of the applicable Regulatory Authority.

*****Confidential material redacted and filed separately with the Commission.

(c)           In the event that either party elects to procure Clinical Supplies from the other during the Supply Period, in consideration for such clinical supplies, the supplies shall be transferred at ***** over manufacturing and procurement cost and the Manufacturing Fee shall not apply to such supplies.

(d)            For the avoidance of doubt, restrictions on sublicensing rights contained in the Amended & Restated License Agreement (e.g. under Section 3.2) shall continue to apply. All restrictions (other than the Manufacturing Fee and fees in respect of sublicensing rights) on the ability of Licensee to develop, have developed, manufacture or have manufactured the Compound for itself and its Sublicensees are hereby eliminated.

IN WITNESS HEREOF, the parties have executed this Amendment as of the Effective Date.

By:		By:
	Michael S. Weiss		Michael Chiang
	Chairman and CEO		Executive President